EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

April 28, 2010

Contact:

Michael Shaffer

Executive Vice President and

Chief Financial Officer

(212) 381-3523

www.pvh.com

Phillips-Van Heusen Corporation Announces Closing of Offering of

Common Stock

New York, New York - Phillips-Van Heusen Corporation [NYSE: PVH] today announced the closing of its public offering of 5,750,000 shares of common stock, which includes 750,000 shares sold pursuant to the exercise of the underwriters’ over-allotment option.  The price to the public for the shares was $66.50 per share.

The Company intends to use the net proceeds of the offering of common stock, after deducting underwriting discounts and commissions and offering expenses, to fund a portion of the purchase price for its proposed acquisition of Tommy Hilfiger B.V. and certain affiliated companies, including related fees and expenses.  If the Company does not complete the acquisition, then it will use the net proceeds for general corporate purposes, including fees and expenses relating to the acquisition that are payable whether or not the acquisition is completed.

BofA Merrill Lynch, Barclays Capital, Credit Suisse and Deutsche Bank Securities are the joint book-running managers for the common stock offering.  A prospectus concerning the common stock offering may be obtained from BofA Merrill Lynch by writing to BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or email Prospectus.Requests@ml.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of shares of common stock in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state. Any offering will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Phillips-Van Heusen Corporation is one of the world's largest apparel companies.  It owns and markets the Calvin Klein brand worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Tommy Hilfiger, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY and Timberland.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Forward-looking statements made in this document, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions, including, without limitation, statements relating to the Company’s proposed acquisition of Tommy Hilfiger B.V. and certain affiliated companies (collectively, “Tommy Hilfiger”), are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following:  (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company’s proposed acquisition of Tommy Hilfiger is subject to conditions, which may not be satisfied, in which event the transaction may not close; (iii) in connection with the proposed acquisition of Tommy Hilfiger, the Company intends to borrow significant amounts and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iv) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Tommy Hilfiger, into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; and (v) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.